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
                         CHIQUITA BRANDS INTERNATIONAL, INC.       EXHIBIT  11
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)

                                                      Year Ended December 31,
                                     1996          1995           1994           1993         1992
A.  Primary earnings (loss)
    per common share:
--------------------------
Income (loss) from
  continuing operations             $(27,728)      $27,969       $(84,311)     $(51,081)     $(221,708)
Dividends on preferred
  stock                              (11,955)       (8,266)        (7,232)           --             --
                                   ---------    ----------     ----------     ---------     ----------
Income (loss) from
  continuing operations
  attributable to
  common shares                      (39,683)       19,703        (91,543)      (51,081)      (221,708)
Discontinued operations                   --       (11,197)        35,611            --        (62,332)
                                   ---------    ----------     ----------     ---------     ----------
Income (loss) attributable
  to common shares before
  extraordinary item                 (39,683)        8,506        (55,932)      (51,081)      (284,040)
Extraordinary loss from
  debt refinancing                   (22,838)       (7,560)       (22,840)           --             --
                                   ---------    ----------     ----------     ---------     ----------
Net income (loss)
  attributable to
  common shares                     $(62,521)         $946       $(78,772)     $(51,081)     $(284,040)
                                  ==========    ==========     ==========    ==========     ==========
Shares used in
calculation of per
share data:
  Weighted average common
    and equivalent Series C
    preference shares
    outstanding                       55,450        53,647         52,033        51,427         51,804
  Less restricted common
    shares                              (283)         (387)            --            --             --
  Dilutive effect of
    assumed exercise of
    stock options and
    warrants                              --           410             --            --             --
                                   ---------    ----------     ----------     ---------     ----------
                                      55,167        53,670         52,033        51,427         51,804
                                  ==========    ==========     ==========    ==========     ==========
Primary earnings (loss)
  per common share:
  -  Continuing operations             $(.72)         $.37         $(1.76)        $(.99)        $(4.28)
  -  Discontinued operations              --          (.21)           .69            --          (1.20)
  -  Extraordinary item                 (.41)         (.14)          (.44)           --             --
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                                   ---------    ----------     ----------     ---------     ----------
  -  Net income (loss)                $(1.13)         $.02         $(1.51)        $(.99)        $(5.48)
                                  ==========    ==========     ==========    ==========     ==========
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
                                                            EXHIBIT 11 (cont.)
                      CHIQUITA BRANDS INTERNATIONAL, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In thousands, except per share amounts)

                                                      Year Ended December 31,
                                     1996          1995           1994           1993         1992
B.  Fully diluted earnings
    (loss) per common share:
----------------------------
Income (loss) from
  continuing operations             $(27,728)      $27,969       $(84,311)     $(51,081)     $(221,708)
Dividends on preferred
  stock                              (11,955)       (8,266)        (7,232)           --             --
                                   ---------    ----------     ----------     ---------     ----------
Income (loss) from
  continuing operations
  attributable to common
  shares                             (39,683)       19,703        (91,543)      (51,081)      (221,708)
Discontinued operations                   --       (11,197)        35,611            --        (62,332)
                                   ---------    ----------     ----------     ---------     ----------
Income (loss) attributable
  to common shares before
  extraordinary item                 (39,683)        8,506        (55,932)      (51,081)      (284,040)
Extraordinary loss from
  debt refinancing                   (22,838)       (7,560)       (22,840)           --             --
                                   ---------    ----------     ----------     ---------     ----------
Net income (loss)
  attributable to common
  shares                            $(62,521)         $946       $(78,772)     $(51,081)     $(284,040)
                                  ==========    ==========     ==========    ==========     ==========

Shares used in calculation
of per share data:
  Weighted average common
    and equivalent Series
    C preference shares
    outstanding                       55,450        53,647         52,033        51,427         51,804
  Less restricted common
    shares                              (283)         (355)            --            --             --
  Dilutive effect of
    assumed exercise of
    options and warrants                  --           469             --            --             --
                                   ---------    ----------     ----------     ---------     ----------
                                      55,167        53,761         52,033        51,427         51,804
                                  ==========    ==========     ==========    ==========     ==========
Fully diluted earnings
(loss) per common share:
  -  Continuing operations             $(.72)         $.37         $(1.76)        $(.99)        $(4.28)
  -  Discontinued operations              --          (.21)           .69            --          (1.20)
  -  Extraordinary item                 (.41)         (.14)          (.44)           --             --
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                                   ---------    ----------     ----------     ---------     ----------
  -  Net income (loss)                $(1.13)         $.02         $(1.51)        $(.99)        $(5.48)
                                  ==========    ==========     ==========    ==========     ==========
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